FIRST AMENDMENT TO MANAGEMENT AGREEMENT
                     ---------------------------------------


         This First Amendment to Management Agreement (this "Amendment") is entered into as of the 15th day of April, 1998, by and between CareMatrix of Massachusetts, Inc., a Delaware corporation (the "Manager"), and Chancellor of Deerfield Beach, Inc. (the "Owner").

         WHEREAS, reference is made to that certain Management Agreement dated as of March 19, 1997 and entered into by and between the Manager and the Owner (the "Management Agreement"); and

         WHEREAS, the Manager and the Owner desire to revise the term of the Management Agreement and include a right of termination of the Owner in the event certain events do not occur after a "change in control" of the Manager as described below.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Manager and the Owner agree as follows:

         1. Capitalized terms used herein but not defined in this Amendment shall have the same meanings given to them in the Management Agreement.

         2. Section 7.1 (Term) of the Management Agreement is hereby deleted in its entirety and the following is hereby substituted therefore:

         "7.1 Term. This Agreement shall continue for a term (the "Term") commencing on the date which is twelve (12) months prior to the anticipated date (as mutually agreed to by the Owner and the Manager) for the opening of the Facility and continue for a period of ten (10) years after the date on which the Facility is opened for occupancy. The Owner and Manager agree to execute a certificate setting forth the date on which the Term commences promptly after such opening."

         3. The following Section 7.4 is hereby inserted immediately after
Section 7.3 of the Management Agreement:

         "7.4 Termination Upon Change of Control. The Owner shall have the right to terminate this Agreement upon thirty (30) days written notice to the Manager in the event that there has been a "change in control" of the Manager during the Term and the Owner and the Manager have not executed the Lease (defined below) in accordance with Section 18 below within the later to occur of (i) fifteen
(15) months following the receipt of the certificate of occupancy for the Facility, or (ii) one (1) year following the "change of control" of the Manager. For purposes of this provision, "change of control" shall mean with respect to the Manager: (a) the transfer of all or substantially all of the assets of the Manager; (b) the transfer of an equity interest in the Manager after which the acquiror holds more than fifty (50%) percent of the voting power of all equity interests in the Manager; (c) the merger, consolidation, or other reorganization of the Manager with or into another entity, which results in a change of more than fifty (50%) percent of the composition of the governing body of the Manager; or
(d) a change in the composition of the governing body of the Manager, other than in the ordinary course of business, which results in the replacement of more than fifty (50%) percent of the membership of such governing body, as a result of one transaction or a series of related transactions."

         Except as modified hereby all of the other terms and provisions of the Management Agreement shall be unchanged and shall remain in full force and effect.

         EXECUTED under seal on this 15th day of April, 1998.



                                        CAREMATRIX OF MASSACHUSETTS, INC.

                                        By: /s/ David B. Currie
                                            ------------------------------------
                                            Name: David B. Currie
                                            Title: Vice President



                                        CHANCELLOR OF DEERFIELD BEACH, INC.


                                        By: /s/ David B. Currie
                                            ------------------------------------
                                            Name: David B. Currie
                                            Title: Vice President